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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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Rally Software Development Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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RALLY SOFTWARE DEVELOPMENT CORP.
3333 Walnut Street
Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 24, 2015

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of RALLY SOFTWARE DEVELOPMENT CORP., a Delaware corporation (the "Company"). The Annual Meeting will be held on Wednesday, June 24, 2015 at 8:00 a.m. local time at the Company's offices at 1550 Wynkoop Street, Denver, Colorado 80202 for the following purposes:

  1.
  To elect the two nominees for director named in the accompanying proxy statement (the "Proxy Statement") to hold office until the 2018 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2016.

  3.
  To conduct any other business properly brought before the Annual Meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 29, 2015. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

David A. Huberman Secretary

Boulder, Colorado
May 11, 2015

        You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

RALLY SOFTWARE DEVELOPMENT CORP.
3333 Walnut Street
Boulder, Colorado 80301

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

June 24, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

        We are providing you with these proxy materials because the Board of Directors of Rally Software Development Corp., or Board, is soliciting your proxy to vote at Rally's 2015 Annual Meeting of Stockholders, or Annual Meeting, including at any adjournments or postponements thereof, to be held on Wednesday, June 24, 2015 at 8:00 a.m. local time at Rally's offices at 1550 Wynkoop Street, Denver, Colorado 80202. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our fiscal year 2015 Annual Report on Form 10-K, are being distributed and made available on or about May 11, 2015. As used in this Proxy Statement, references to "we," "us," "our," "Rally" and the "Company" refer to Rally Software Development Corp. and its consolidated subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

        Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, our stockholders will not receive paper copies of our proxy materials unless they request them. We will instead send a Notice of Internet Availability of Proxy Materials, or Notice, to our stockholders of record with instructions for accessing the proxy materials and voting over the Internet or by telephone. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about May 11, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

        We may send you a proxy card, along with a second Notice, on or after May 21, 2015.

How do I attend the Annual Meeting?

        The Annual Meeting will be held on Wednesday, June 24, 2015 at 8:00 a.m. local time at the Company's offices at 1550 Wynkoop Street, Denver, Colorado 80202. Directions to the Annual Meeting may be found at www.rallydev.com/about/contact-and-locations. Information on how to vote in person at the Annual Meeting is discussed below. If you attend the Annual Meeting, please bring government issued proof of identification.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 29, 2015 will be entitled to vote at the Annual Meeting. On this record date, there were 25,643,234 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 29, 2015 your shares were registered directly in your name with Rally's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically over the Internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 29, 2015 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of two directors; and

  •
  Ratification of the selection by the Audit Committee of the Board, or Audit Committee, of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2016.

What if another matter is properly brought before the Annual Meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote by proxy over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 23, 2015 to be counted.

  •
  To vote by proxy through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 23, 2015 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Rally. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

        No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet, by telephone, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 29, 2015.

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by telephone, through the Internet, by completing the printed proxy card that may be delivered to you or in person at the Annual Meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" but not with respect to "non-routine" matters.

        Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of both nominees for director and "For" ratification of the selection by the Audit Committee of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2016. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We do not currently intend to engage the services of a professional proxy solicitor, but in the event that we do, we expect to pay its customary fee plus out-of-pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the Internet.

  •
  You may send a timely written notice that you are revoking your proxy to Rally's Corporate Secretary at 3333 Walnut St., Boulder, Colorado 80301.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or Internet proxy is the one that is counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 12, 2016 to our Corporate Secretary at 3333 Walnut Street, Boulder, Colorado 80301, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or Exchange Act.

        Pursuant to our bylaws, if you wish to submit a proposal (including a director nomination) at next year's annual meeting that is not to be included in next year's proxy materials, you must do so no later than the close of business on March 26, 2016 nor earlier than the close of business on February 25, 2016; provided, however that if next year's annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 24, 2016, your proposal must be submitted not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

        The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most "For" votes	None	None
2	Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2016	"For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 25,643,234 shares outstanding and entitled to vote. Thus, the holders of 12,821,618 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has seven members. However, one member of the Board, Bryan D. Stolle, who has served as a director since 2011, has not been re-nominated for election at the Annual Meeting and his term as a director will expire at the Annual Meeting. As a result of the departure of Mr. Stolle from the Board, the Board has reduced the number of directors from seven to six, such reduction to be effective at the Annual Meeting. There are two directors (other than Mr. Stolle) in the class of directors whose term of office expires in 2015. If elected at the Annual Meeting, each of these nominees would serve until the 2018 annual meeting and until the director's successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. Under our Corporate Governance Guidelines, directors and nominees for director are expected to attend the Annual Meeting. All members of the Board except Mr. Stolle attended the 2014 Annual Meeting of Stockholders. The following table sets forth information with respect to our directors who we expect to continue in office after the Annual Meeting, including the two nominees for election at the Annual Meeting, as of April 30, 2015:

Name	Age	Director Since
Class II Directors—Nominees for Election at the current Annual Meeting
Mark T. Carges	53	November 2011
Margaret E. Porfido	57	February 2015
Class III Directors—Continuing in Office until the 2016 Annual Meeting
Timothy A. Miller	52	October 2002
Yancey L. Spruill	47	September 2014
Class I Directors—Continuing in Office until the 2017 Annual Meeting
Thomas F. Bogan	63	December 2009
Timothy V. Wolf	61	November 2011

        Each of Mr. Carges and Ms. Porfido was recommended for election by the Nominating and Corporate Governance Committee of the Board, or Nominating Committee. Mr. Carges is currently a director and was elected or appointed to the Board prior to our initial public offering pursuant to a Fourth Amended and Restated Voting Agreement, dated May 27, 2011, by and among us and certain of our stockholders, or Voting Agreement. Specifically, Mr. Carges was designated as an independent director in November 2011 pursuant to the terms of the Voting Agreement. The Voting Agreement expired by its terms at the time of our initial public offering and is no longer in effect. Ms. Porfido is currently a director and was elected to the Board by the Board in February 2015 following recommendation by the Nominating Committee and Mr. Miller, the Company's Chief Executive Officer, President and Chairman.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by Rally. Each of Mr. Carges and Ms. Porfido has agreed to serve if elected. The Company's management has no reason to believe that either nominee will be unable to serve.

        The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting, as of April 30, 2015.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

MARK T. CARGES

        Mr. Mark T. Carges has served as a member of our Board since November 2011. Mr. Carges was the Chief Technology Officer of eBay, Inc., a global commerce platform and payments company, from September 2009 to September 2014. From September 2008 to September 2009, Mr. Carges served as eBay's Senior Vice President, Technology. From January 2003 to May 2008, Mr. Carges held several positions with BEA Systems, Inc., a software company, including Chief Technology Officer and, most recently, Executive Vice President and General Manager of the Business Interaction Division of BEA Systems. Since September 2014, Mr. Carges has been a member of the board of directors of Splunk Inc., a publicly-traded software company. He is also the member of the board of directors of a private company. He holds an M.S. in computer science from New York University and a B.A. in computer science from University of California, Berkeley.

        The Nominating Committee believes that Mr. Carges possesses specific attributes that qualify him to serve as a member of our Board, including his experience as an executive of technology companies.

MARGARET E. PORFIDO

        Ms. Margaret E. Porfido has served as a member of our Board since February 2015. From December 2006 to December 2008, Ms. Porfido was the Chief HR Officer of Level 3 Communications, a publicly-traded global communications provider. From September 1998 to December 2006, Ms. Porfido served in leadership positions at Level 3 Communications, including as the Senior Vice President of Executive Operations. From 1991 to 1998, Ms. Porfido served in various positions in the administration of former Colorado Governor Roy Romer, including Chief of Staff and General Counsel. Since 2009, Ms. Porfido has been a member of the board of directors of the Global Education Fund, a non-profit organization, and she has served as Chair of the board of directors of the fund since 2011. Since November 2011, Ms. Porfido has served on the board of directors of Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc., providers of health care services. She holds a J.D. from George Washington Law School and a B.A. in political science from the University of Delaware.

        The Nominating Committee believes that Ms. Porfido possesses specific attributes that qualify her to serve as a member of our Board, including her experience as an executive of a publicly-traded technology company and her service on other boards of directors.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

TIMOTHY A. MILLER

        Mr. Timothy A. Miller has served as our Chief Executive Officer since September 2003 and as our President since February 2011. Mr. Miller has served as a member of our Board since October 2002 and as the Chairman of the Board since July 2012. From 1995 to 1999, Mr. Miller was Chief Executive

Officer of Avitek Inc., a custom software development company acquired by BEA Systems Inc., a software company, in 1999. From 1999 to 2001, Mr. Miller served as Vice President of BEA Systems' Accelerated Development Centers. He holds an M.S. in management science and information systems and a B.A. in economics from the University of Colorado at Boulder and an M.B.A. from Arizona State University.

        The Nominating Committee believes that Mr. Miller possesses specific attributes that qualify him to serve as a member of our Board, including his experience as our President and Chief Executive Officer and his background in the technology industry, as well as his perspective as one of our significant stockholders.

YANCEY L. SPRUILL

        Mr. Yancey L. Spruill has served as a member of our Board since September 2014 and as our lead independent director since February 2015. Mr. Spruill has been the Chief Financial Officer of TwentyEighty, Inc., a provider of training and performance improvement solutions, since September 2014. From August 2004 to September 2014, Mr. Spruill was the Chief Financial Officer of DigitalGlobe, Inc., a publicly-traded provider of geospatial information products and services. From 2000 to 2004, Mr. Spruill served as a Principal in the Investment Banking group at Thomas Weisel Partners. Additionally, Mr. Spruill's prior investment banking experience includes roles at Lehman Brothers, Inc. and at J.P. Morgan & Company. Mr. Spruill also served in several manufacturing engineering roles with Corning Incorporated and The Clorox Company. He holds an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a Bachelor of Electrical Engineering from Georgia Institute of Technology.

        The Nominating Committee believes that Mr. Spruill possesses specific attributes that qualify him to serve as a member of our Board, including his experience as a chief financial officer of a publicly-traded company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

THOMAS F. BOGAN

        Mr. Thomas F. Bogan has served as a member of our Board since December 2009 and served as our lead independent director from July 2012 to February 2015. Mr. Bogan has served as Chief Executive Officer of Adaptive Insights, a software company, since January 2015. Mr. Bogan worked primarily as a professional director between January 2010 and January 2015. From May 2004 to December 2009, Mr. Bogan was a Partner at Greylock Partners, a venture capital firm. Prior to serving at Greylock, Mr. Bogan was President of Rational Software Corporation, a publicly-traded enterprise software company, from 2000 until its sale to IBM in 2003. He previously served Rational Software as its Chief Operating Officer and as General Manager of its testing business from 1996 to 2000. Since January 2003, Mr. Bogan has been a member of the board of directors of Citrix Systems, Inc., a publicly-traded software company, and he has served as Chairperson of the board of directors of Citrix since May 2005. Since July 2011, Mr. Bogan has also served as a member of the board of directors of Parametric Technology Corporation, a publicly-traded company that develops, markets and supports product development software solutions. He is also a member of the board of directors of several private companies. Mr. Bogan holds a B.S.B.A. in accounting from Stonehill College.

        The Nominating Committee believes that Mr. Bogan possesses specific attributes that qualify him to serve as a member of our Board, including his experience as a director of publicly-traded technology companies, his experience as an executive of technology companies and his background in the venture capital industry.

TIMOTHY V. WOLF

        Mr. Timothy V. Wolf has served as a member of our Board since November 2011. Mr. Wolf has served as the President of Wolf Interests, Inc., an investment company, since June 2010. From July 2008 to June 2010, Mr. Wolf served as Chief Integration Officer of MillerCoors Brewing Company LLC. From February 2005 to June 2008, Mr. Wolf was Vice President and Global Chief Financial Officer of Molson Coors Brewing Company, a publicly-traded beverage company. From 1995 until February 2005, he held comparable positions at Coors Brewing Company. Mr. Wolf has been a member of the board of directors of 44 Distilling, Inc., a private beverage company, and he has served as Chairperson of the board of directors of 44 Distilling since April 2011. Since January 2007, Mr. Wolf has been a member of the board of directors of Xcel Energy Inc., a publicly-traded utility company, and he has served as chair of the audit committee since May 2013. From September 2009 to October 2011, Mr. Wolf was a member of the board of directors, and served as chair of the audit committee, of Borders Group Inc., the formerly publicly-traded bookseller. He holds an M.B.A. in finance and marketing from the University of Chicago School of Business and a B.A. in economics from Harvard College.

        The Nominating Committee believes that Mr. Wolf possesses specific attributes that qualify him to serve as a member of our Board, including his experience as a director of publicly-traded companies and his experience as a chief financial officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the NYSE listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of its members, except Mr. Miller, is independent within the meaning of the applicable NYSE listing standards. In making these determinations, the Board found that none of these directors or the nominees for director had a material or other disqualifying relationship with the Company. The Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Miller, our President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

BOARD LEADERSHIP STRUCTURE

        Our Corporate Governance Guidelines provide that one of our independent directors will serve as a lead independent director at any time when the Chief Executive Officer serves as the Chairman of our Board, or if the Chairman is not otherwise independent. Because Mr. Miller is our Chairman and Chief Executive Officer, our Board has appointed Mr. Spruill to serve as our lead independent director. As lead independent director, Mr. Spruill establishes the agenda for, and presides over, periodic meetings of our independent directors, serves as a liaison between our Chairman and the independent directors, and performs additional duties as our Board may otherwise determine or delegate from time to time.

        The Company believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board and management act with a common purpose. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company (as is the case with Mr. Miller).

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the lead independent director, majority-independent Board and independent Board committees provide a well-functioning and effective balance to an experienced Chairman. Although the Board does not have a standing risk management committee, it administers this oversight function directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure and director independence, as well as succession planning. In addition, the Nominating Committee monitors the effectiveness of our Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Compensation Committee of the Board, or Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from executive management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as appropriate.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met 18 times during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the committees on which they served, and all directors attended at least 75% of the aggregate number of meetings of the Board, in each case, held during the portion of the last fiscal year for which they were committee members or directors, respectively. As required under applicable NYSE listing standards, in fiscal year 2015, the Company's non-management directors met four times in regularly scheduled executive sessions at which only non-management directors were present. Our lead independent director generally presides over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides meeting information for fiscal year 2015 for each of the Board committees, along with current membership of each committee:

NAME	AUDIT		COMPENSATION		NOMINATING AND CORPORATE GOVERNANCE
Mr. Timothy A. Miller
Mr. Thomas F. Bogan
Mr. Bryan D. Stolle(1)
Mr. Mark T. Carges			X	*
Ms. Margaret E. Porfido	X		X		X
Mr. Yancey L. Spruill	X				X	*
Mr. Timothy V. Wolf	X	*
Total meetings in fiscal year 2015	4		5		3

*
Committee Chairperson

(1)
Mr. Stolle has not been re-nominated for election to the Board at the Annual Meeting.

        Below is a description of each committee of the Board.

        Each of the committees has authority to engage legal counsel, or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each current member of each committee and each other director who served on each committee during the fiscal year meets the applicable NYSE rules and regulations regarding "independence," and each such member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Board established the Audit Committee to oversee the Company's corporate accounting and financial reporting processes, systems of internal control over financial reporting, the annual audit and quarterly reviews of our financial statements and the quality and integrity of our financial statements and reports. For this purpose, the Audit Committee performs several functions, including:

  •
  evaluating the performance, and assessing the qualifications, of the independent auditors;

  •
  determining and approving the engagement of the independent auditors;

  •
  determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

  •
  reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

  •
  monitoring the rotation of partners of the independent auditors on the Company's audit engagement team as required by law;

  •
  reviewing and approving or rejecting transactions between the company and any related persons;

  •
  conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

  •
  establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  meeting to review the Company's annual audited financial statements and quarterly reviewed financial statements with management and the independent auditor, including a review of the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Audit Committee is currently composed of three directors: Messrs. Wolf and Spruill and Ms. Porfido. Messrs. Bogan and Carges also served on the Audit Committee during the fiscal year. The Audit Committee met four times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company's website at http://investors.rallydev.com/documents-charters.

        The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of the Audit Committee and all other directors who served on the Audit Committee during the fiscal year are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual).

        The Board has also determined that each of Mr. Wolf and Mr. Spruill qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of each of Mr. Wolf's and Mr. Spruill's level of knowledge and experience based on a number of factors, including formal education and experience as a chief financial officer for public reporting companies. In addition to the Company's Audit Committee, Mr. Wolf also serves as the chair of the audit committee of Xcel Energy Inc. The Board has determined that this simultaneous service does not impair Mr. Wolf's ability to effectively serve on the Company's Audit Committee.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 31, 2015 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

Mr. Timothy V. Wolf Ms. Margaret E. Porfido Mr. Yancey L. Spruill

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

        The Compensation Committee is currently composed of two directors: Mr. Carges and Ms. Porfido. Messrs. Bogan and Stolle also served on the Compensation Committee during the fiscal year. The Board determined that each of Messrs. Carges, Bogan and Stolle and Ms. Porfido is independent (as independence is currently defined in Section 303A.02(a) of the NYSE Listed Company Manual), a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee met five times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company's website at http://investors.rallydev.com/documents-charters.

        The Compensation Committee acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  establishing corporate and individual performance objectives relevant to the compensation of the Company's executive officers and other senior management and evaluating performance in light of these stated objectives;

  •
  reviewing and approving (either as a committee or together with the other independent directors of the Company) the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company's Chief Executive Officer;

  •
  reviewing and approving the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our other executive officers and senior management;

  •
  reviewing and recommending to the Board for approval the type and amount of compensation to be paid to non-employee directors; and

  •
  administering the Company's equity compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets quarterly and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with the Company's head of Human Resources and Compensia, Inc., or Compensia. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors, including compensation consultants, and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants and advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser's independence; however, there is no requirement that any adviser be independent.

        Since 2013, after taking into consideration the six factors prescribed by the SEC and referenced above, the Compensation Committee has engaged Compensia as a compensation consultant. Compensia was selected during fiscal year 2014 after several consultants, including Compensia, were evaluated and interviewed by the Chairman of the Compensation Committee and the Company's head of Human Resources. The Chairman of the Compensation Committee recommended to the Compensation Committee that Compensia be engaged, and the Compensation Committee approved that recommendation. During fiscal year 2015, the Compensation Committee requested that Compensia:

  •
  evaluate the efficacy of the Company's existing compensation strategy and practices in supporting and reinforcing the Company's long-term strategic goals;

  •
  assist in refining the Company's compensation strategy and in developing and implementing an executive compensation program to execute that strategy;

  •
  assist the Company in establishing a peer group of companies to serve as a basis for assessing competitive compensation practices;

  •
  review and assess our current director, Chief Executive Officer and other executive officer compensation practices and equity profile relative to market practices;

  •
  review and assess our current compensation programs relative to market to determine any changes that may need to be implemented in order to remain competitive with our peer group;

  •
  review and assess our current severance and change-in-control arrangements for the Company's executive officers, other senior management and Chief Executive Officer relative to market practices;

  •
  review Company and market practices on equity compensation; and

  •
  review and provide advice regarding compensation for the Board.

        Compensia representatives meet informally with the Chairman of the Compensation Committee and regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee's approval. No work performed by Compensia during fiscal year 2015 raised a conflict of interest.

        Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2014, the Compensation Committee formed a single-person subcommittee, currently composed of Mr. Miller, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options and/or restricted stock units to employees who are not officers of the Company or "Covered Employees" under Section 162(m) of the Code. The purpose of this delegation of authority is to enhance the flexibility of stock award administration within the Company and to facilitate the timely grant of stock awards to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may not grant stock awards where the number of shares subject to such award is inconsistent with and outside of guidelines and ranges set forth in the Company's employee equity program, and the subcommittee may not grant stock awards to Mr. Miller. During fiscal year 2015, the subcommittee exercised its authority to grant options to purchase an aggregate of 26,313 shares to non-officer employees and to grant restricted stock units representing the right to receive 608,708 shares to non-officer employees.

        The Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the fiscal year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the fiscal year. Generally, the Compensation Committee's process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current fiscal year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, together with the other independent directors of the Company, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee's compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Mr. Carges and Ms. Porfido. Messrs. Bogan and Stolle also served on the Compensation Committee during the fiscal year. None of the members of the Compensation Committee that served on the Compensation Committee during the fiscal year is currently, or has ever been at any time since our formation, one of our executive officers or employees. None of our executive officers currently serves, nor has any of them served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board and developing a set of corporate governance principles for the Company.

        The Nominating Committee currently consists of Ms. Porfido and Mr. Spruill. Messrs. Bogan and Stolle also served on the Nominating Committee during the fiscal year. The Board determined that each of Messrs. Spruill, Bogan and Stolle and Ms. Porfido is independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Nominating Committee met three times during the fiscal year. The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company's website at http://investors.rallydev.com/documents-charters.

        The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence. The Nominating Committee also takes into account the result of the Board's self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee uses its network of contacts to compile a list of potential candidates and may engage, if it deems appropriate, a professional search firm. In April 2014, the Nominating Committee engaged Egon Zehnder International, a third-party executive and director search firm, to help identify and evaluate potential candidates for additional members of the Board. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        In March 2014, the Nominating Committee adopted a policy under which the Nominating Committee will consider director candidates recommended by stockholders. The Nominating

Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 3333 Walnut Street, Boulder, Colorado 80301 at least 120 days prior to the anniversary date of the mailing of the Company's proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company's website at http://investors.rallydev.com/documents-charters.

        Any interested person may, however, communicate directly with our lead independent director or the independent or non-management directors. Persons interested in communicating directly with our lead independent or the independent or non-management directors regarding their concerns or issues are referred to the procedures for such communications on the Company's website at http://investors.rallydev.com/documents-charters.

CODE OF ETHICS

        The Company has adopted the Rally Software Development Corp. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company's website at http://investors.rallydev.com/documents-charters. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of such code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

        In fiscal year 2014, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://investors.rallydev.com/documents-charters.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements beginning with our financial statements for the year ended December 31, 2003 (in May 2011, the Company changed its fiscal year-end from December 31 to January 31). Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of KPMG LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for the fiscal years ended January 31, 2015 and January 31, 2014, by KPMG LLP, the Company's principal accountant.

	Fiscal Year Ended
	2015	2014
Audit Fees(1)	$345,000	$848,000
Audit-related Fees(2)	—	15,000
Tax Fees(3)	113,068	98,500
All Other Fees(4)	—	—

Total Fees	$458,068	$961,500

(1)
Audit Fees are fees billed in the respective periods for the annual audit and quarterly reviews of the Company's consolidated financial statements, audits required by public company regulation, professional consultations with respect to accounting issues, registration statement filings and issuance of consents and similar matters.

(2)
Audit-related Fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." Audit-related Fees include fees billed for due diligence performed in connection with the Company's acquisition of Flowdock Oy in February 2013.

(3)
Tax Fees are fees billed for tax compliance, planning and preparation.

(4)
All Other Fees are fees for products and services other than the services described above. No Other Fees were billed in fiscal year 2014 or fiscal year 2015.

        All fees described above were pre-approved by the Audit Committee.

        In connection with the audit of the fiscal year 2015 financial statements, the Company entered into an engagement agreement with KPMG LLP that sets forth the terms by which KPMG LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of April 30, 2015 by (i) each director and nominee for director; (ii) each of the executive officers named in the summary compensation table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Except as otherwise noted below, the address for persons listed in the table is c/o Rally Software Development Corp., 3333 Walnut Street, Boulder, Colorado 80301.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number	Percent(%)
5% Stockholders:
Baron Capital Group, Inc.(2)	2,300,000	9.0
MDV IX, L.P.(3)	1,800,278	7.0
Named Executive Officers and Directors:
Timothy A. Miller(4)	959,577	3.7
James M. Lejeal(5)	274,569	1.1
Daniel A. Patton	—	*
Angela T. Tucci (6)	15,976	*
Thomas F. Bogan(7)	128,060	*
Mark T. Carges(8)	72,330	*
Bryan D. Stolle(9)	11,000	*
Timothy V. Wolf(10)	58,620	*
Yancey L. Spruill	—	*
Margaret E. Porfido	—	*
All executive officers and directors as a group (12 persons)(11)	2,293,951	8.7

*
Represents beneficial ownership of less than 1% of the outstanding common stock.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the beneficial owners named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 25,643,234 shares outstanding on April 30, 2015, adjusted as required by rules promulgated by the SEC.

(2)
Information with respect to Baron Capital Group, Inc. ("BCG") is based solely on a review of the Schedule 13G/A filed with the SEC on February 17, 2015 reporting ownership as of December 31, 2014. BAMCO, Inc. ("BAMCO") is a subsidiary of BCG. Baron Small Cap Fund ("BSCF") is an advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG. BCG, BAMCO, BSCF and Mr. Baron have shared voting and dispositive power over 2,300,000 shares. The address for BCG is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(3)
Shares directly held by MDV IX, L.P. ("MDV"). William Ericson and Jonathan Feiber are managing members of Ninth MDV Partners, L.L.C. ("Ninth"), the general partner of MDV. Each of William Ericson, Jonathan Feiber, and Ninth may be deemed to share voting and dispositive power over the shares held by MDV. The address for MDV is 3000 Sand Hill Road, Building 3, Suite 290, Menlo Park, California 94025.

(4)
Includes (i) 652,654 shares held by Mr. Miller, which includes 402,359 shares Mr. Miller has the right to acquire through the exercise of options exercisable within 60 days of April 30, 2015 and 8,250 shares Mr. Miller will have the right to acquire upon the vesting of restricted stock units within 60 days of April 30, 2015, (ii) 252,766 shares held jointly by Mr. Miller and his spouse, which includes 6,626 shares issuable upon exercise of an outstanding warrant, (iii) 38,192 shares held by his spouse, (iv) 13,747 shares held by an IRA for the benefit of Mr. Miller and (v) 2,218 shares held by an IRA for the benefit of his spouse.

(5)
Includes 101,414 shares Mr. Lejeal has the right to acquire through the exercise of options exercisable within 60 days of April 30, 2015 and 4,000 shares Mr. Lejeal will have the right to acquire upon the vesting of restricted stock units within 60 days of April 30, 2015.

(6)
Includes 11,176 shares Ms. Tucci has the right to acquire through the exercise of options exercisable within 60 days of April 30, 2015.

(7)
Includes 7,000 shares Mr. Bogan has the right to acquire through the exercise of options exercisable within 60 days of April 30, 2015 and 2,000 shares Mr. Bogan will have the right to acquire upon the vesting of restricted stock units within 60 days of April 30, 2015.

(8)
Includes 53,120 shares Mr. Carges has the right to acquire through the exercise of options exercisable within 60 days of April 30, 2015, 2,000 shares Mr. Carges will have the right to acquire upon the vesting of restricted stock units within 60 days of April 30, 2015, and 17,210 shares held by The Mark Carges & Carol Timko Carges Revocable Trust uad March 21, 2009, of which Mr. Carges and his spouse are trustees.

(9)
Includes 7,000 shares Mr. Stolle has the right to acquire through the exercise of options exercisable within 60 days of April 30, 2015 and 2,000 shares Mr. Stolle will have the right to acquire upon the vesting of restricted stock units within 60 days of April 30, 2015.

(10)
Includes 21,093 shares Mr. Wolf has the right to acquire through the exercise of options exercisable within 60 days of April 30, 2015 and 2,000 shares Mr. Wolf will have the right to acquire upon the vesting of restricted stock units within 60 days of April 30, 2015.

(11)
Includes 727,011 shares issuable upon exercise of stock options exercisable within 60 days of April 30, 2015, 7,951 shares issuable upon exercise of outstanding warrants, and 24,750 shares issuable upon the vesting of restricted stock units within 60 days of April 30, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE OFFICERS

        The names, ages and certain other information concerning our executive officers as of April 30, 2015 are set forth below.

Name	Age	Position Held With The Company
Timothy A. Miller	52	President, Chief Executive Officer and Chairman
James M. Lejeal	50	Chief Financial Officer and Treasurer
David A. Huberman	44	General Counsel and Secretary
Ryan A. Martens	50	Chief Technology Officer
Kenneth M. Mesikapp	51	Chief Accounting Officer, Vice President and Assistant Secretary
Angela T. Tucci	48	Chief Revenue Officer

Timothy A. Miller

        Biographical information regarding Mr. Miller is set forth under "Proposal No. 1—Election of Directors."

James M. Lejeal

        James M. Lejeal has served as our Chief Financial Officer since August 2008 and our Treasurer since February 2011. Mr. Lejeal served as our Secretary during a portion of fiscal year 2014. Mr. Lejeal was a member of our Board from September 2003 to October 2008. Mr. Lejeal is also a co-founder and, from January 2004 to August 2008, was Chief Executive Officer and Chairman of the board of directors of Oxlo Systems, Inc., a Software-as-a-Service company. He has served as a member of the board of directors of Oxlo Systems, Inc. since January 2004 and a member of the board of directors of VictorOps, Inc., a software company, since January 2013. From January 2001 to January 2004, Mr. Lejeal was a Partner of Lejeal Investments, an investment company. Mr. Lejeal also co-founded and, from April 1997 to December 2000, held a variety of positions, including Chief Operating Officer and Chief Financial Officer, with Raindance Communications, Inc., a publicly-traded telecommunications software company. Mr. Lejeal holds an M.B.A. from Loyola Marymount University and a B.S. in management from the U.S. Air Force Academy.

David A. Huberman

        David A. Huberman has served as our General Counsel and Secretary since October 2013. Mr. Huberman worked for Webroot Inc., a provider of Internet security and intelligence solutions, from April 2006 until October 2013, serving as General Counsel and Secretary from May 2009 until October 2013. From January 2000 until April 2006, Mr. Huberman held several legal positions at Intrado Inc., a publicly-traded provider of emergency communication services and technology, including, most recently, Assistant General Counsel. Mr. Huberman began his legal career at the law firm Wiley, Rein & Fielding in Washington, D.C. Mr. Huberman holds a J.D. from the Georgetown University Law Center, an M.B.A. from the University of Denver and a B.A. in public policy studies from Duke University.

Ryan A. Martens

        Ryan A. Martens is our founder and has held a number of executive positions with us since December 2001. He has served as our Chief Technology Officer since February 2011 and previously served as our President from December 2001 to February 2011, our Chief Operating Officer and Secretary from July 2002 to February 2011 and our Chief Executive Officer from December 2001 to September 2003. Previously, Mr. Martens co-founded Avitek, Inc., a custom software development company, serving as Vice President of Marketing and Business Development from March 1996 until the company was acquired by BEA Systems Inc. in August 1999. From August 1999 to August 2001, Mr. Martens was Director of Product Management at BEA Systems. He holds an M.B.A. and a B.S. in civil engineering from the University of Colorado at Boulder.

Kenneth M. Mesikapp

        Kenneth M. Mesikapp has served as our Chief Accounting Officer and Vice President since June 2011. From February 2007 to May 2011, Mr. Mesikapp was Chief Financial Officer at Quintess, LLC/Club Holdings, LLC, a membership travel and real estate acquisition company. From December 1997 to October 2006, Mr. Mesikapp held several finance and accounting positions at Raindance Communications, Inc., a publicly-traded telecommunications software company, including, most recently Senior Vice President of Finance and Accounting and Treasurer. He holds a B.S. in accounting from the University of Illinois at Chicago and is a licensed Certified Public Accountant in the states of Colorado and Illinois.

Angela T. Tucci

        Angela T. Tucci has served as our Chief Revenue Officer since December 2014 and previously served as our Chief Marketing Officer from December 2013 to December 2014. From January 2011 to August 2013, Ms. Tucci was Chief Strategy Officer at Symantec Corporation, a provider of security, backup and availability solutions. From February 2008 to January 2011, Ms. Tucci was Chief Strategy Officer at NEON Enterprise Software, LLC, a software company. Ms. Tucci is also a co-founder and, from January 2003 to January 2008, was Vice President, Marketing of Indicative Software, Inc., a software company. Ms. Tucci is also a co-founder and, from June 1999 to January 2003, was Senior Vice President, Marketing of Terraspring, Inc., a cloud-computing company. Ms. Tucci holds an M.B.A. from Stanford University and an A.B. in physics from Princeton University.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2015 AND 2014

        The following table shows, for the fiscal years ended January 31, 2015 and 2014, compensation awarded to, paid to or earned by our Chief Executive Officer, our two other most highly compensated executive officers at January 31, 2015 and one former executive officer who departed from the Company during the fiscal year, or the Named Executive Officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total ($)
Timothy A. Miller	2015	360,000	—	—		846,729		169,744		415	1,376,888
President, Chief	2014	347,500	—	819,060		513,624		110,489		420	1,791,093
Executive Officer and
Chairman
James M. Lejeal(5)	2015	310,000	—	389,412		209,519		89,950		415	999,296
Chief Financial Officer	2014	295,000	110,000	397,120		218,290		16,027		420	1,036,857
and Treasurer
Angela T. Tucci(6)	2015	275,000	—	238,548		75,362		73,907		380	663,197
Chief Revenue Officer
Daniel A. Patton(7)	2015	288,481	—	173,940		154,513		—		155,726	767,849
Executive Vice	2014	163,542	80,833	120,050	(8)	1,112,393	(9)	60,916	(10)	263	1,537,997
President, Global Sales

(1)
Unless otherwise provided, the amounts shown represent grants of restricted stock units that vest annually over four years contingent on the executive's continuous service to the Company. The amounts shown are the aggregate grant date fair value of all restricted stock unit awards granted during the indicated year computed in accordance with FASB ASC Topic 718. The grant date fair value of each such award is calculated based on the closing trading price of our common stock on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers.

(2)
Unless otherwise provided, the amounts shown represent grants of stock options that vest monthly over four years contingent on the executive's continuous service to the Company. The amounts shown are the aggregate grant date fair value of all stock option awards granted during the indicated year computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for the valuation assumptions and other related information. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Named Executive Officers.

(3)
Unless otherwise provided, the amounts shown include performance bonuses paid under our fiscal year 2015 and fiscal year 2014 management bonus programs. See "—Non-Equity Incentive Plan Compensation" below for further discussion of these performance bonuses.

(4)
The amounts shown represent life insurance premiums we paid for the benefit of the Named Executive Officers except for Mr. Patton. For Mr. Patton, the amounts shown represent life insurance premiums paid for his benefit, mobile telephone fees paid for his benefit, a cash payment of $150,000 paid to Mr. Patton pursuant to a Separation Agreement and General Release entered into by Mr. Patton and the Company on December 19, 2014, or the Separation Agreement, and COBRA premium contributions by the Company up to $4,811 pursuant to the Separation Agreement. See Note (7) below for additional information regarding the Separation Agreement.

(5)
Mr. Lejeal also served as Secretary of the Company for a portion of fiscal year 2014. As of October 31, 2013, he no longer serves as Secretary.

(6)
Ms. Tucci joined the Company in December 2013 and was promoted to Chief Revenue Officer in December 2014. Because she was not an executive officer in fiscal year 2014, SEC rules do not require her compensation for that fiscal year to be reported.

(7)
Mr. Patton resigned as Executive Vice President, Global Sales effective December 31, 2014. On December 31, 2014, the Company and Mr. Patton entered into the Separation Agreement, pursuant to which Mr. Patton received (i) a cash payment of $150,000 and (ii) COBRA premium contributions by the Company with such contributions ending on the earlier of (a) six months from the date of separation, (b) the expiration of Mr. Patton's eligibility for continued COBRA coverage or (c) the date on which Mr. Patton becomes eligible for substantially equivalent health coverage in connection with self-employment or under the group health plan of another employer.

(8)
Mr. Patton's outstanding unvested awards with respect to 16,125 restricted stock units expired and were cancelled immediately upon his resignation as Executive Vice President, Global Sales on December 31, 2014.

(9)
Mr. Patton's outstanding unvested stock option awards with respect to 77,015 shares of common stock expired and were cancelled immediately upon his resignation as Executive Vice President, Global Sales on December 31, 2014.

(10)
Includes $12,925 paid under the Company's fourth quarter fiscal year 2014 management bonus program and $47,991 paid under Mr. Patton's fourth quarter fiscal year 2014 sales compensation plan.

Non-Equity Incentive Plan Compensation

        Historically, we have provided certain of our Named Executive Officers with an opportunity to receive periodic formula-based incentive bonus amounts.

Fiscal year 2014

  First and Second Quarters

        For the first and second quarters of fiscal year 2014, the target incentive amounts and the aggregate payments earned by certain of our Named Executive Officers under our management bonus programs were as follows:

Named Executive Officer	Target Award	Actual Award
Timothy A. Miller	$100,000	$50,000
Daniel A. Patton	7,609	—

        The amount of the incentive payment for the first and second quarters of fiscal year 2014 was determined based on the amount of our new and renewal product bookings for that quarter. No payments were made for the second quarter of fiscal year 2014 because the minimum bookings thresholds for that quarter were not satisfied. Total payment under the programs was capped at 125% of the target payout for the first two quarters. Mr. Patton joined the Company in June 2013 and did not participate in the management bonus program for the first quarter of fiscal year 2014.

  Third and Fourth Quarters

        For the third and fourth quarters of fiscal year 2014, the target incentive amounts and the aggregate payments earned by our Named Executive Officers under our management bonus programs were as follows:

Named Executive Officer	Target Award	Actual Award
Timothy A. Miller	$117,000	$60,489
James M. Lejeal	31,000	16,027
Daniel A. Patton	25,000	12,925

        The amount of the incentive payment for the third and fourth quarters of fiscal year 2014 was determined based on the aggregate amount of our total sales bookings for the respective quarters. No payments were made for the third quarter of fiscal year 2014 because the minimum total sales bookings for that quarter were not satisfied. Total payment under the programs was capped at 150% of the target payout for the two quarters.

        For the fourth quarter of fiscal year 2014, the target incentive amount and the aggregate payment (paid on a monthly basis) earned by Mr. Patton under his quarterly sales compensation plan were as follows:

Named Executive Officer	Target Award	Actual Award
Daniel A. Patton	$50,000	$47,991

        The amount of the incentive payments for Mr. Patton's sales compensation plan for the fourth quarter of fiscal year 2014 was determined based on our sales team objectives. The sales team objectives for the quarter included product and service sales objectives. Product objectives included annualized subscriptions (new and renewal), perpetual licenses and multi-year subscriptions. Mr. Patton received commissions at a base rate on products sold up to specified objectives. The base rate was determined as a percentage of an individual quarterly variable divided by a quarterly team objective. Above the specified objectives, Mr. Patton was eligible to receive commissions at a higher fixed rate for specified product sales. Mr. Patton received commissions at a fixed base rate on services sold up to specified objectives. Mr. Patton was also eligible to receive commissions at a higher rate for services sold above the specified objectives, up to 300% of the specified objectives. Above 300% of the specified objectives, Mr. Patton was entitled to receive commissions at the base rate for service sales.

Fiscal year 2015

        For fiscal year 2015, the target incentive amounts and the aggregate payments earned by our Named Executive Officers under our management bonus program were as follows:

Named Executive Officer	Target Award	Actual Award
Timothy A. Miller	$234,000	$169,744
James M. Lejeal	124,000	89,950
Angela T. Tucci	101,879	73,907
Daniel A. Patton	211,000	—

        The amount of the incentive payment for fiscal year 2015 was determined based on the amount of our total sales bookings for the fiscal year. The program provided for semi-annual formula-based incentive payments. However, no payment was made for the first half of fiscal year 2015 because the minimum total sales bookings for that period was not satisfied. Total payment under the program was capped at 200% of the target payout for the fiscal year. Mr. Patton left the Company in December 2014 and, therefore, was not eligible for a payment under the program pursuant to its terms.

Bonus Compensation

        Historically, the Company maintained a management by objective program for the benefit of Mr. Lejeal. This program was discontinued effective as of August 1, 2013. The Board and Compensation Committee established annual target amounts to be paid to Mr. Lejeal pursuant to the program. On a quarterly basis, the Chief Executive Officer made a discretionary determination as to the amount of payment to be awarded to Mr. Lejeal under the program.

Fiscal year 2014

        For fiscal year 2014, the target bonus amount and the aggregate annual payment (paid on a quarterly basis) earned by Mr. Lejeal under his quarterly management by objective programs were as follows:

Named Executive Officer	Target Award	Actual Award
James M. Lejeal	$20,000	$10,000

        No payment was made for the second quarter of fiscal year 2014. In June 2013, we also paid a discretionary $100,000 bonus to Mr. Lejeal in recognition of his role in connection with our initial public offering.

        Mr. Patton's compensation for the second and third quarters of fiscal year 2014 included $30,833 and $50,000, respectively, of guaranteed bonus. Such amount was fixed for each such quarter and Mr. Patton did not participate in a sales commission plan in either quarter.

Executive Employment Arrangements

        We entered into offer letter agreements with each of our Named Executive Officers in connection with their employment. The offer letter agreements have no specific term of employment and the relationships created thereby constitute at-will employment. A summary of our current employment arrangements with each of our Named Executive Officers, other than Mr. Patton, is set forth below.

Timothy A. Miller

        Mr. Miller's current annual base salary is $360,000 and he is eligible for a target incentive payment for fiscal year 2016 equal to 100% of his base salary pursuant to our fiscal year 2016 Metrics Based Bonus—OCEO Plan, or FY2016 MBB.

        All unvested options to acquire shares of the Company's common stock held by Mr. Miller granted prior to completion of the Company's initial public offering provide that if his employment is terminated without "cause" (as defined in the applicable stock option agreement) or he resigns for "good reason" (as defined in the applicable stock option agreement) at any time at which the change in control provisions described below are not applicable, then, in each case, the vesting of the options will accelerate with respect to the number of shares that would otherwise have vested in the six months following the termination of employment. In addition, as described further below under "—Employee Benefit Plans—Amended and Restated 2002 Stock Option Plan," upon a specified corporate transaction where the acquiring entity does not assume or substitute for Mr. Miller's outstanding stock options, the vesting of his outstanding and unvested stock options granted pursuant to our Amended and Restated 2002 Stock Option Plan, or 2002 Plan, will fully accelerate subject to Mr. Miller's continuous employment through the closing of the applicable transaction.

        Mr. Miller is also a participant in the Company's Severance Plan. As described further below under "—Amended and Restated Severance Plan," Mr. Miller will be entitled to receive specified additional benefits if (i) Mr. Miller's employment is involuntarily terminated without cause or he resigns for good reason, in either case, within the period starting three months prior to a change in control and ending on the one-year anniversary of the change in control or (ii) Mr. Miller's employment is involuntarily terminated without cause or he resigns for good reason, in either case, not within such change in control period.

James M. Lejeal

        Mr. Lejeal's current annual base salary is $357,500 and he is eligible for a target incentive payment for fiscal year 2016 equal to 50% of his base salary pursuant to our FY2016 MBB.

        All unvested options to acquire shares of the Company's common stock held by Mr. Lejeal granted prior to completion of the Company's initial public offering provide that if his employment is terminated without "cause" (as defined in the applicable stock option agreement) or he resigns for "good reason" (as defined in the applicable stock option agreement) at any time at which the change in control provisions described below are not applicable, then, in each case, the vesting of the options will accelerate with respect to the number of shares that would otherwise have vested in the six months following the termination of employment. In addition, as described further below under "—Employee Benefit Plans—Amended and Restated 2002 Stock Option Plan," upon a specified corporate transaction where the acquiring entity does not assume or substitute for Mr. Lejeal's outstanding stock options, the vesting of his outstanding and unvested stock options granted pursuant to our 2002 Plan will fully accelerate subject to Mr. Lejeal's continuous employment through the closing of the applicable transaction.

        Mr. Lejeal is also a participant in the Company's Severance Plan. As described further below under "—Amended and Restated Severance Plan," Mr. Lejeal will be entitled to receive specified additional benefits if (i) Mr. Lejeal's employment is involuntarily terminated without cause or he resigns for good reason, in either case, within the period starting three months prior to a change in control and ending on the one-year anniversary of the change in control or (ii) Mr. Lejeal's employment is involuntarily terminated without cause not within such change in control period.

Angela T. Tucci

        Ms. Tucci's current annual base salary is $325,000 and she is eligible for a target incentive payment for fiscal year 2016 equal to 65% of her base salary pursuant to our FY2016 MBB.

        Ms. Tucci is also a participant in the Company's Severance Plan. As described further below under "—Amended and Restated Severance Plan," Ms. Tucci will be entitled to receive specified additional benefits if (i) Ms. Tucci's employment is involuntarily terminated without cause or she resigns for good reason, in either case, within the period starting three months prior to a change in control and ending on the one-year anniversary of the change in control or (ii) Ms. Tucci's employment is involuntarily terminated without cause not within such change in control period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table shows for the fiscal year ended January 31, 2015, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers. Unless otherwise noted, all awards were granted pursuant to our 2013 Equity Incentive Plan, or 2013 Plan.

	Option Awards						Stock Awards
							Number of Shares or Units of Stock That Have Not Vested (#)
	Number of Securities Underlying Unexercised Options (#)								Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
					Option Exercise Price ($)
						Option Expiration Date
Name	Exercisable		Unexercisable
Timothy A. Miller	306,777		30,000	(2)(3)	5.48	07/31/2021
	15,833		24,167	(4)	24.82	06/27/2023
	28,541		108,459	(5)	13.38	03/30/2024
							24,750	(6)	292,792
James M. Lejeal	279	(7)	—		0.65	11/14/2016
	73,331		6,668	(2)(3)	5.48	07/31/2021
	6,729		10,271	(4)	24.82	06/27/2023
	7,061		26,839	(5)	13.38	03/30/2024
							12,000	(6)	141,960
							17,400	(8)	205,842
							15,000	(9)	177,450
Daniel A. Patton(10)	33,750		—		24.01	06/09/2023
	4,235		—		13.38	03/30/2024
Angela T. Tucci	4,333		11,667	(11)	16.33	12/17/2023	6,000	(14)	70,980
	592		2,558	(12)	13.38	03/30/2024	1,600	(8)	18,928
	249		11,751	(13)	10.09	12/16/2024	6,000	(9)	70,980
							15,000	(9)	177,450

(1)
The market values of the restricted stock unit awards that have not vested are calculated by multiplying the number of restricted stock unit awards shown in the table by the closing share price of our common stock on January 30, 2015 (the last trading day of our 2015 fiscal year) as reported on the NYSE, which was $11.83.

(2)
These options were granted pursuant to our 2002 Plan and provide that if the employment of the option holder is terminated without cause or he resigns for good reason at any time at which the following change in control provisions are not applicable, the vesting of the options will accelerate with respect to the number of shares that would otherwise have vested in the six months following the termination of employment. Vesting of 100% of the unvested options will accelerate if, within 12 months following a change in control, the option holder resigns from his employment for good reason or is terminated without cause.

(3)
The unexercisable shares subject to this stock option award as of January 31, 2015 will vest monthly on a ratable basis from February 20, 2015 to May 20, 2015, subject to the recipient's continued employment through such vesting dates.

(4)
The unexercisable shares subject to this stock option award as of January 31, 2015 will vest monthly on a ratable basis from February 28, 2015 to June 28, 2017, subject to the recipient's continued employment through such vesting dates.

(5)
The unexercisable shares subject to this stock option award as of January 31, 2015 will vest monthly on a ratable basis from February 28, 2015 to March 31, 2018, subject to the recipient's continued employment through such vesting dates.

(6)
The unvested shares subject to this restricted stock unit award as of January 31, 2015 will vest annually on a ratable basis from June 28, 2015 to June 28, 2017, subject to the recipient's continued employment through such vesting dates.

(7)
These options were granted pursuant to our 2002 Plan.

(8)
The unvested shares subject to this restricted stock unit award as of January 31, 2015 will vest annually on a ratable basis from April 25, 2015 to April 25, 2018, subject to the recipient's continued employment through such vesting dates.

(9)
The unvested shares subject to this restricted stock unit award as of January 31, 2015 will vest annually on a ratable basis from January 25, 2016 to January 25, 2019.

(10)
Under the 2013 Plan, the period during which Mr. Patton could exercise stock option awards with respect to shares vested as of the effective date of his resignation terminated on March 31, 2015.

(11)
The unvested shares subject to this stock option award as of January 31, 2015 will vest monthly on a ratable basis from February 13, 2015 to December 13, 2017, subject to the recipient's continued employment through such vesting dates.

(12)
The unvested shares subject to this stock option award as of January 31, 2015 will vest monthly on a ratable basis from February 13, 2015 to March 18, 2018, subject to the recipient's continued employment through such vesting dates.

(13)
The unvested shares subject to this stock option award as of January 31, 2015 will vest monthly on a ratable basis from February 17, 2015 to December 17, 2018, subject to the recipient's continued employment through such vesting dates.

(14)
The unvested shares subject to this restricted stock unit award as of January 31, 2015 will vest annually on a ratable basis from December 25, 2015 to December 25, 2018.

        In April 2015, we awarded stock option grants to purchase 135,000 shares to Mr. Miller and 66,000 shares to each of Mr. Lejeal and Ms. Tucci. We also awarded 79,000 restricted stock units to Mr. Miller and 31,000 restricted stock units to each of Mr. Lejeal and Ms. Tucci. The stock options and restricted stock units were granted under our 2013 Plan and individual stock option or restricted stock unit agreements. The stock options for Messrs. Miller and Lejeal and Ms. Tucci vest monthly on a ratable basis over four years between May 2015 and April 2019 and the restricted stock units granted to Messrs. Miller and Lejeal and Ms. Tucci vest annually on a ratable basis over four years between April 2016 and April 2019. Continued vesting of all such stock awards is subject to the recipient's continued services with us through the applicable vesting dates. The stock options have an exercise price of $15.54, which was the closing price of our common stock on the date of grant as reported on the NYSE, and a 10-year term.

Employee Benefit Plans

        The Company believes that its ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of employees, consultants and directors with the financial interests of stockholders. In addition, the Company believes that its ability to grant options and other equity-based awards helps it attract, retain and motivate employees, consultants and directors, and encourages them to devote their best efforts to the Company's business and financial success. The material terms of the Company's equity incentive plans and certain other employee benefit plans are described below.

2013 Equity Incentive Plan

        In March 2013, the Board adopted, and the Company's stockholders approved, the 2013 Plan. The 2013 Plan provides for the grant of incentive stock options within the meaning of the Code, to employees and subsidiary corporations' employees, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other forms of stock compensation to employees, including officers, directors and consultants. The 2013 Plan also provides for the grant of performance cash awards to employees, directors and consultants. To date, we have granted stock options and restricted stock units under the 2013 Plan.

        The number of shares of common stock reserved for issuance under the 2013 Plan will automatically increase on February 1 of each year, for a period of 10 years, from February 1, 2014 continuing through February 1, 2023, by (i) five percent of the total number of shares of the Company's common stock outstanding on the immediately preceding January 31; or (ii) a lesser number of shares determined by the Board. The shares reserved for issuance under the 2013 Plan increased by 1,270,830 shares on February 1, 2015. As of April 30, 2015, options to purchase 860,088 shares of common stock granted pursuant to the 2013 Plan were outstanding and 1,051,900 shares of common stock were subject to issuance upon settlement of unvested restricted stock unit awards issued pursuant to the 2013 Plan. As of April 30, 2015, the outstanding options issued pursuant to the 2013 Plan had a weighted-average exercise price of approximately $16.44 per share.

        The Board has delegated concurrent authority to administer the 2013 Plan to the Compensation Committee.

        The 2013 Plan provides that in the event of a specified corporate transaction, as defined under the 2013 Plan, the administrator will determine how to treat each outstanding stock award. The administrator may:

  •
  arrange for the assumption, continuation or substitution of the stock award by a successor corporation;

  •
  arrange for the assignment of any reacquisition or repurchase rights held by the Company to a successor corporation;

  •
  accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;

  •
  arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by the Company;

  •
  cancel the stock award prior to the transaction in exchange for a cash payment, if any, as the administrator may consider appropriate; or

  •
  cancel the stock award prior to the transaction in exchange for a payment, in such form as determined by the administrator in its sole discretion, equal to the excess of the value of the property the participant would have received upon exercise of the stock award immediately prior to the effective time over any exercise price payable in connection with the stock award.

        The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of a stock award.

        In the absence of any affirmative determination by the administrator at the time of a corporate transaction, each outstanding stock award will be assumed or an equivalent stock award will be substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the successor corporation or parent or subsidiary of such successor corporation does not agree to assume the stock award or to substitute an equivalent stock award, in which case such stock award will terminate upon the consummation of the transaction.

        The administrator may provide in an individual award agreement, or in any other written agreement between a participant and the Company, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the stock award will occur.

Amended and Restated 2002 Stock Option Plan

        The Board adopted, and the stockholders approved, the 2002 Plan in April 2002. The 2002 Plan was most recently amended by the Board in March 2013 and approved by the stockholders in March 2013. The 2002 Plan provides for the grant of incentive stock options to employees and to the employees of any parent or subsidiary corporation, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards to employees, directors and consultants. To date, we have granted stock options, restricted stock units and restricted stock under the 2002 Plan.

        As of April 30, 2015, options to purchase 822,085 shares of common stock granted pursuant to the 2002 Plan were outstanding. As of April 30, 2015, the outstanding options issued pursuant to the 2002 Plan had a weighted-average exercise price of approximately $5.85 per share.

        The Board has delegated concurrent authority to administer the 2002 Plan to the Compensation Committee.

        The 2002 Plan provides that in the event of a specified corporate transaction, as defined under the 2002 Plan, the following actions may be taken by the surviving or acquiring corporation: (i) assume or continue the stock award or substitute a stock award issued by the successor corporation and (ii) arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation. If the successor corporation does not assume, continue or substitute any or all of such outstanding stock awards, (a) the vesting of stock awards held by participants whose continuous service with the Company has not terminated will be accelerated in full prior to the effective time of such corporate transaction and such stock awards will terminate if not exercised prior to the effective time, contingent upon the effectiveness of the corporate transaction, and (b) reacquisition or repurchase rights held by the Company will lapse with respect to stock awards held by participants whose continuous service with the Company has not terminated prior to the effective time, contingent upon the effectiveness of the corporate transaction.

        The administrator may provide in an individual award agreement, or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the stock award will occur.

2013 Employee Stock Purchase Plan, as amended

        In March 2013, the Board adopted and, the stockholders approved, the Company's 2013 Employee Stock Purchase Plan, or ESPP. The Compensation Committee made an administrative amendment not requiring stockholder approval to the ESPP in March 2014. As of April 30, 2015, the maximum aggregate number of shares of common stock that may be issued under the ESPP is 1,473,399 shares. The ESPP provides that the number of shares of common stock reserved for issuance under the ESPP will increase automatically each year, for a period of 10 years, beginning on February 1, 2014 and continuing through and including February 1, 2023, by the lesser of (i) two percent of the total number of shares of our common stock outstanding on the immediately preceding January 31; (ii) 1,408,017 shares of common stock; or (iii) such lesser number as determined by the Board. The shares reserved for issuance under the ESPP increased by 508,332 shares on February 1, 2015.

        Our Board has delegated concurrent authority to administer the ESPP to the Compensation Committee.

        The Company's employees, including executive officers, or the employees of any of its designated affiliates may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by the administrator: (i) customary employment with the Company or one of its affiliates for more than 20 hours per week and more than five months per calendar year; and (ii) continuous employment with the Company or one of its affiliates for a minimum period of time, not to equal or exceed two years, prior to the first date of an offering under the ESPP. An employee may not be granted rights to purchase stock under the ESPP if such employee (a) immediately after the grant would own stock possessing five percent or more of the total combined voting power or value of the Company's common stock; or (b) holds rights to purchase stock under the ESPP that would accrue at a rate that exceeds $25,000 worth of the Company's stock for each calendar year that the rights remain outstanding.

        The administrator may approve offerings with a duration of not more than 27 months and may specify one or more shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of the Company's common stock will be purchased for the employees who are participating in the offering. The administrator, in its discretion, will determine the terms of offerings under the ESPP.

        The ESPP permits participants to purchase shares of the Company's common stock through payroll deductions or other methods, if required by law, with up to 15% of their earnings. The purchase price of the shares will be not less than 85% of the lower of the fair market value of the common stock on the first day of an offering or on the date of purchase.

        A participant may not transfer purchase rights under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

        In the event of a specified corporate transaction, such as a merger or change in control, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue or substitute the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set to a date within 10 business days prior to the effective time of the corporate transaction. The participants' purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.

Metrics Based Bonus—Executive Plan

        The Company maintains the FY2016 MBB for the benefit of Messrs. Miller and Lejeal, Ms. Tucci and other specified executives that are designated as participants in such program. The FY2016 MBB provides for an annual performance period and an annual formula-based incentive payment. The amount of the aggregate incentive payment for fiscal year 2016 is determined based on the following four metrics: new product bookings; professional services bookings; renewal rate; and operating expense. The metrics are weighted in the following manner: new product bookings equals 40% of total achievement; professional services bookings equals 20% of total achievement; renewal rate equals 30% of total achievement; and operating expense equals 10% of total achievement. The four metrics are paid independently, with one aggregate payment, meaning that payment may be made based on achievement of any individual metric, irrespective of whether minimum achievement conditions regarding any other metric are satisfied, or all of the metrics. Total payments under the FY2016 MBB with respect to the new product bookings, professional services bookings and renewal rate metrics will not exceed 200% of the target payout for those metrics. Total payment under the FY2016 MBB with respect to the operating expense metric will not exceed 100% of the target payout for that metric. No payment will be made under the new product bookings metric or professional services metric if the total achievement under those metrics does not equal or exceed 90% of the applicable target amounts. No payment will be made under the renewal rate metric if the renewal rate for the period does not equal or exceed 80%. No payment will be made under the operating expense metric if total operating expenses under that metric exceed a specified amount. To be eligible for a payment under the FY2016 MBB, a participant must be employed by November 3, 2015 and must also be employed on the last business day of the fiscal year. The bonus will be prorated for the number of days employed for qualified employees who are hired mid-year.

Amended and Restated Severance Plan

        The Company maintains the Severance Plan for the benefit of certain of its officers and other employees, including each of Messrs. Miller and Lejeal and Ms. Tucci. Under the Severance Plan, each eligible participant who suffers an "involuntary termination without cause" (as defined in the Severance Plan) or a "resignation for good reason" (as defined in the Severance Plan), in either case, within the period starting three months prior to a "change in control" (as defined in the Severance Plan) and ending on the one-year anniversary of the change in control, or the Change in Control Period, will receive (i) a lump sum cash payment equal to twelve months then-current base salary, (ii) a lump sum cash payment equal to the then-current annual target bonus, pro-rated for the number of days elapsed in the fiscal year in which the qualifying termination or resignation occurs and (iii) up to twelve months of company-paid health insurance coverage. Additionally, each eligible participant who suffers an involuntary termination without cause or a resignation for good reason within the Change in Control Period will receive accelerated vesting of 100% of the total number of shares subject to each equity award held by such participant.

        In addition, the Severance Plan provides for non-change in control severance benefits for eligible participants. Under the Severance Plan, each eligible participant who suffers an involuntary termination without cause or, for the Company's Chief Executive Officer only, a resignation for good reason, in each case, not within the Change in Control Period will receive (i) a lump sum cash payment equal to six months then-current base salary or, for the Company's Chief Executive Officer only, twelve months then-current base salary and (ii) up to six months of company-paid health insurance coverage or, for the Company's Chief Executive Officer only, up to twelve months of company-paid health insurance coverage.

        Payment of any severance benefits under the Severance Plan is conditioned on each eligible participant's timely execution of a general release of claims in the Company's favor, and these benefits are subject to a "best after tax" provision in the case the benefits would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Code.

401(k) Plan

        The Company maintains a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants' interests in their deferrals are 100% vested when contributed. In fiscal years 2015 and 2014, the Company made no matching contributions into the 401(k) plan. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. The 401(k) plan is intended to qualify under Sections 401(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by the Company when made.

Insurance Premiums

        The Company pays premiums for medical insurance and dental insurance for all full-time employees, including our Named Executive Officers. It also pays premiums for life insurance and long-term disability insurance benefits for all full-time employees, including Named Executive Officers. These benefits are available to all full-time employees, subject to applicable laws.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2015

        The following table shows for the fiscal year ended January 31, 2015 certain information with respect to the compensation of all non-employee directors of the Company. Ms. Porfido joined the Board in February 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		Total ($)
Thomas F. Bogan	54,000	20,980	(1)(5)	17,585	(3)(5)	92,565
Mark T. Carges	40,972	20,980	(1)(5)	17,585	(3)(5)	79,537
Bryan D. Stolle	36,500	20,980	(1)(5)	17,585	(3)(5)	70,065
Timothy V. Wolf	43,000	20,980	(1)(5)	17,585	(3)(5)	81,565
Yancey L. Spruill	15,208	78,741	(2)(5)	80,497	(4)(5)	174,446

(1)
The amount shown represents a grant of restricted stock units that fully vest on June 20, 2015 contingent on the non-employee director's continuous service to the Company. The amount shown is the aggregate grant date fair value of all restricted stock unit awards granted during fiscal year 2015 computed in accordance with FASB ASC Topic 718. The grant date fair value of such award is calculated based on the closing trading price of our common stock on the date of grant as reported on the NYSE. This amount does not necessarily correspond to the actual value recognized or that may be recognized by the non-employee director.

(2)
The amount shown represents a grant of restricted stock units that fully vest on September 5, 2017 contingent on the non-employee director's continuous service to the Company. The amount shown is the aggregate grant date fair value of all restricted stock unit awards granted during fiscal year 2015 computed in accordance with FASB ASC Topic 718. The grant date fair value of such award is calculated based on the closing trading price of our common stock on the date of grant as reported on the NYSE. This amount does not necessarily correspond to the actual value recognized or that may be recognized by the non-employee director.

(3)
The amount shown represents a grant of stock options that vest monthly on a ratable basis between June 19, 2014 and June 19, 2015 contingent on the non-employee director's continuous service to the Company. The amount shown is the aggregate grant date fair value of all stock option awards granted during fiscal year 2015 computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for the valuation assumptions and other related information. This amount does not necessarily correspond to the actual value recognized or that may be recognized by the non-employee director.

(4)
The amount shown represents a grant of stock options that vest annually on a ratable basis between September 5, 2015 and September 5, 2017 contingent on the non-employee director's continuous service to the Company. The amount shown is the aggregate grant date fair value of all stock option awards granted during fiscal year 2015 computed in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for the valuation assumptions and other related information. This amount does not necessarily correspond to the actual value recognized or that may be recognized by the non-employee director.

(5)
The aggregate number of shares subject to outstanding stock options and restricted stock unit awards held by the non-employee directors listed in the table above as of January 31, 2015 was as follows: 7,000 shares subject to outstanding stock options and 2,000 restricted stock units for each of Messrs. Bogan and Stolle; 53,120 shares subject to outstanding stock options and 2,000 restricted stock units for Mr. Carges; 21,093 shares subject to outstanding stock options and 2,000 restricted stock units for Mr. Wolf; and 14,000 shares subject to outstanding stock options and 6,889 restricted stock units for Mr. Spruill.

        In June 2013, the Company adopted a non-employee director compensation policy. Under the policy, each non-employee director receives a cash retainer of $30,000 per year and, prior to April 2015, received an annual stock option grant of 3,500 shares of our common stock, vesting monthly over one year from the date of grant, and an annual grant of 2,000 restricted stock units, vesting one year from the date of grant. The Board amended the policy in April 2015 such that each non-employee director receives an annual stock option grant of 6,250 shares of our common stock, vesting monthly over one year from the date of grant, and an annual grant of restricted stock units valued at $35,000, vesting one year from the date of grant. In addition, prior to April 2015, any non-employee director serving as the Company's lead independent director received an annual cash retainer of $12,500, any non-employee director serving as the chairperson of the Audit Committee, Compensation Committee or Nominating Committee received an annual cash retainer of $13,000, $8,000 and $2,500, respectively, and any non-employee director serving as a member of the Audit Committee, Compensation Committee or Nominating Committee, other than the chairperson, received an annual cash retainer of $5,000, $4,000 and $2,500, respectively. The Board amended the policy in April 2015 such that any non-employee director serving as the Company's lead independent director receives an annual cash retainer of $20,000, any non-employee director serving as the chairperson of the Audit Committee, Compensation Committee or Nominating Committee receives an annual cash retainer of $15,000, $10,000 and $2,500, respectively, and any non-employee director serving as a member of the Audit Committee, Compensation Committee or Nominating Committee, other than the chairperson, receives an annual cash retainer of $7,500, $5,000 and $2,500, respectively. Further, prior to June 2014, the policy provided that any person first elected or appointed as a non-employee member of the Board received a stock option grant of 7,250 shares, vesting annually over three years, and a grant of 4,000 restricted stock units, vesting annually over three years. The Board amended the policy in June 2014 such that any person first elected or appointed as a non-employee member of the Board receives a stock option grant of 14,000 shares, vesting annually over three years, and a grant of restricted stock units valued at $70,000, vesting annually over three years. Continued vesting of all such stock awards is subject to the recipient's continued service to the Company through the applicable vesting dates. In connection with this policy, an annual stock option grant to purchase 3,500 shares and an annual grant of 2,000 restricted stock units was awarded to each of Messrs. Bogan, Carges, Stolle and Wolf on June 19, 2014, a stock option grant to purchase 14,000 shares and a grant of 6,889 restricted stock units was awarded to Mr. Spruill on September 5, 2014, and a stock option grant to purchase 14,000 shares and a grant of 5,982 restricted stock units was awarded to Ms. Porfido on February 5, 2015. The stock options and restricted stock units were granted under the 2013 Plan and individual stock option or restricted stock unit agreements. The stock options granted to Messrs. Bogan, Carges, Stolle and Wolf have an exercise price of $10.49, which was the closing price of our common stock on the date of grant as reported on the NYSE, and a 10-year term. The stock options granted to Mr. Spruill have an exercise price of $11.43, which was the closing price of our common stock on the date of grant as reported on the NYSE, and a 10-year term. The stock options granted to Ms. Porfido have an exercise price of $12.45, which was the closing price of our common stock on the date of grant as reported on the NYSE, and a 10-year term. No director is entitled to per-meeting fees under the non-employee director compensation policy.

        The Company reimburses and expects to continue to reimburse non-employee directors for their reasonable expenses incurred in attending meetings of the Board and committees of the Board.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLANS

        The following table provides certain information with respect to all of our equity compensation plans in effect as of January 31, 2015. Information is included for the 2002 Plan, the 2013 Plan, and the ESPP, each of which was in effect as of January 31, 2015, and was adopted with the approval of our stockholders.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Shares of Common Stock to be issued upon exercise of outstanding options and rights (#)(a)		Weighted-average exercise price of outstanding options and rights ($)(b)(1)	Shares of Common Stock available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(c)
Equity compensation plans approved by stockholders	2,433,637	(2)	$10.01	2,861,829	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	2,433,637		$10.01	2,861,829

(1)
The weighted average exercise price excludes restricted stock unit awards, which have no exercise price.

(2)
Includes options to purchase a total of 960,574 shares of common stock and 59,998 shares of our common stock subject to restricted stock unit awards under the 2002 Plan. Also includes options to purchase a total of 541,836 shares of common stock and 871,229 shares of our common stock subject to restricted stock unit awards under the 2013 Plan. Excludes purchase rights currently accruing under the ESPP. Offering periods under the ESPP are 12-month periods, which are comprised of two six-month purchase periods. Eligible employees may purchase shares of our common stock at a price equal to 85% of the lower of (i) the fair market value of our common stock on the first day of an offering or (ii) the fair market value of our common stock on the applicable purchase date.

(3)
Consists of 296,215 shares of common stock reserved for issuance under the 2002 Plan, 2,090,441 shares of common stock reserved for issuance under the 2013 Plan and 475,173 shares of common stock reserved for issuance under the ESPP.

The number of shares of our common stock reserved for issuance under the 2013 Plan will automatically increase on February 1 of each year through and including February 1, 2023 by (i) 5% of the total number of shares of our common stock outstanding on January 31 of the preceding fiscal year, or (ii) a lesser number of shares determined by the Board. Pursuant to the terms of the 2013 Plan, an additional 1,270,830 shares of common stock were added to the number of shares reserved for issuance under the 2013 Plan, effective February 1, 2015.

  The number of shares of our common stock reserved for issuance under the ESPP will increase automatically each year through and including February 1, 2023 by the lesser of (i) 2% of the total number of shares of our common stock outstanding on January 31 of the preceding fiscal year; (ii) 1,408,017 shares of common stock; or (iii) such lesser number as determined by the Board. Pursuant to the terms of the ESPP, an additional 508,332 shares of common stock were added to the number of shares reserved for issuance under the ESPP, effective February 1, 2015.

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        The Audit Committee has the primary responsibility for reviewing and approving or disapproving "related party transactions," which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or a greater than five percent beneficial owner of the Company's common stock, in each case since the beginning of the most recently completed fiscal year, and any immediate family member of or person sharing a household with any of these individuals. The Audit Committee charter provides that the Audit Committee shall review and approve or disapprove any related party transactions.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent committee of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders.

        In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

        All related party transactions described in this section were not subject to the approval and review procedures set forth in the policy.

Certain Related-Person Transactions

        The following is a description of transactions since February 1, 2014 to which the Company has been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of the Company's directors, executive officers, beneficial owners of more than five percent of the Company's capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements that are described under "Executive Compensation—" above.

Investor Rights Agreement

        In connection with our initial public offering, we amended our Fourth Amended and Restated Investor Rights Agreement, or the Rights Agreement. Portions of the Rights Agreement terminated in connection with the closing of our initial public offering. However, the registration rights provided for in the Rights Agreement to certain holders of our outstanding common stock, including certain of our directors, executive officers, beneficial owners of more than five percent of our capital stock and immediate family members of these individuals, continued following the closing of our initial public offering.

Indemnification

        Our amended and restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and we may indemnify other officers, employees and other agents, to the extent not prohibited by law. Our amended and restated bylaws also provide that we will advance expenses incurred by a director or executive officer in advance of the final disposition of any proceeding for which indemnification is provided and also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to us, to the fullest extent permitted by law. We also maintain a customary policy of directors' and officers' liability insurance.

        We have entered into indemnification agreements with each of our directors and officers that require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney's fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the Company's best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers of the Company.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Rally Software Development Corp. stockholders will be "householding" the Company's proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Rally Software Development Corp. Direct your written request to Rally Software Development Corp., Investor Relations, 3333 Walnut Street, Boulder, Colorado 80301 or contact Investor Relations at 303-565-2800. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
David A. Huberman Secretary

May 11, 2015

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2015 is available without charge upon written request to: Corporate Secretary, Rally Software Development Corp., 3333 Walnut Street, Boulder, Colorado 80301.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. RALLY SOFTWARE DEVELOPMENT CORP. 3333 WALNUT STREET BOULDER, CO 80301 M93712-P66041 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. RALLY SOFTWARE DEVELOPMENT CORP. For All Withhold All For All Except The Board of Directors recommends you vote FOR each of the following nominees: ! ! ! 1. Election of Directors Nominees: 01) Mark T. Carges 02) Margaret E. Porfido The Board of Directors recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. To ratify the selection of KPMG LLP as Rally's independent registered public accounting firm for the fiscal year ending January 31, 2016. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. ! For address changes/comments, mark here. (see reverse for instructions) ! ! Please indicate if you plan to attend this meeting. No Yes Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M93713-P66041 RALLY SOFTWARE DEVELOPMENT CORP. Annual Meeting of Stockholders June 24, 2015 8:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the notice of the 2015 Annual Meeting of Stockholders of Rally Software Development Corp. and accompanying proxy statement, and appoint(s) David A. Huberman and James M. Lejeal, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Rally Software Development Corp. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of Rally Software Development Corp. to be held at 8:00 AM MDT on June 24, 2015, at the Company's offices at 1550 Wynkoop Street, Denver, CO 80202, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER THE EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS